As filed with the Securities and Exchange Commission on May 20, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Youku.com Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11/F, SinoSteel Plaza

8 Haidian Street

Haidian District

Beijing 100080

The People’s Republic of China

(86-10) 5885-1881

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700	Leiming Chen, Esq. Simpson Thacher & Bartlett LLP ICBC Tower, 35/F 3 Garden Road, Central Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-173963

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per ordinary share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Class A Ordinary Shares, par value US$0.00001 per share(1)	5,580,000	US$2.7528	$15,360,624	$1,783.37

(1)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-170709). Each American depositary share represents 18 Class A ordinary shares.
(2)	Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low trading prices on May 19, 2011 of the Registrant’s American depositary shares listed on the New York Stock Exchange, each representing 18 Class A ordinary shares of the Registrant.
(4)	Previously paid.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-173963) initially filed by Youku.com Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 5, 2011, which was declared effective by the Commission on May 19, 2011, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on May 20, 2011.

Youku.com Inc.

By:	/s/ Victor Wing Cheung Koo
Name:	Victor Wing Cheung Koo
Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on May 20, 2011.

Signature	Title

/s/ Victor Wing Cheung Koo Name: Victor Wing Cheung Koo	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Dele Liu Name: Dele Liu	Director, Chief Financial Officer and Senior Vice President (principal financial and accounting officer)

* Name: George Leonard Baker Jr.	Director

* Name: Jonathan Jia Zhu	Director

* Name: Ye Sha	Director

* Name: Nicholas Frederick Lawler	Director

* Name: Bryan Zongwei Li	Director

*By: /s/ Dele Liu Name: Dele Liu
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youku.com Inc. has signed this registration statement or amendment thereto in the United States on May 20, 2011.

Authorized U.S. Representative

By:	/s/ Kate Ledyard
Name:	Kate Ledyard
Title:	Manager

YOUKU.COM INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming, an independent registered public accounting firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Youku.com Inc. (File No. 333-173963) initially filed with the Securities and Exchange Commission on May 5, 2011)